Exhibit 99.1

CYBERARK SOFTWARE LTD. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on [    ], 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on [    ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If voting by mail, the proxy card must be received by us by 11:59 p.m. Eastern Standard Time on [    ], 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CYBERARK SOFTWARE LTD.

	For	Against	Abstain		For	Against	Abstain

1.   The Merger Proposal. To approve, pursuant to the Israeli Companies Law, the Agreement and Plan of Merger, dated as of July 30, 2025, by and among Palo Alto Networks, Inc., a Delaware corporation (“PANW”), Athens Strategies Ltd., a company organized under the laws of the State of Israel and wholly owned subsidiary of PANW (“Merger Sub”), and CyberArk Software Ltd., a company organized under the laws of the State of Israel (“CyberArk” and the “Merger Agreement”, respectively), including approval of: (a) the merger pursuant to Sections 314 through 327 of the Israei Companies Law, 5759-1999 whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a direct wholly owned subsidiary of PANW (the “Merger”); (b) the consideration to be received by CyberArk’s shareholders in the Merger, other than holders of “Converted Shares” and “Deemed Cancelled Shares” (each as defined in the Merger Agreement), consisting of the right to receive (i) 2.2005 fully paid and nonassessable shares of PANW common stock and (ii) $45.00 in cash, without interest for each CyberArk ordinary share held as of immediately prior to the effective time of the Merger; and (c) all other transactions and arrangements contemplated by the Merger Agreement (collectively, the “Merger Proposal”);

	☐	☐	☐	2. The 2024 Share Incentive Plan Proposal. To approve and ratify the CyberArk 2024 share incentive plan (the “2024 Share Incentive Plan Proposal”).	☐	☐	☐

     1a.    The undersigned confirms that he, she or it is NOT (a) PANW, Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of PANW or Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of PANW or Merger Sub, (b) a person or entity acting on behalf of PANW, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by PANW, Merger Sub or any of the foregoing (each, a “PANW Affiliate”). Check this box “YES” to confirm that you are NOT a PANW Affiliate. Otherwise, check the box “NO” if you are a PANW Affiliate; and

	Yes ☐	No ☐

     Please note: it is important that you affirm that you are not a PANW Affiliate (by indicating “YES” in Item 1a herein). If you do not so affirm, your vote will not count towards the tally for the Merger Proposal. If you are a PANW Affiliate, please notify CyberArk, as described in this proxy card (in which case your vote will only count for or against the ordinary majority, and not for or against the special tally, required for approval and adoption of the Merger Proposal).

     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the CyberArk Special

General Meeting:

The Notice and Proxy Statement/Prospectus, Annual Report and Form 20-F are available at

www.proxyvote.com.

CYBERARK SOFTWARE LTD.

PROXY FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [____]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Erica Smith, Donna Rahav and Meital Koren, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all the ordinary shares of CyberArk Software Ltd. (the “Company”) that the undersigned is/are entitled to vote at the close of business on [____], at the Special General Meeting of Shareholders (the “Meeting”), to be held at the executive offices of the Company, 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel, on [____] at [__:__] p.m. (Israel Time), and at any and all adjournments or postponements thereof, on the following matters, which are more fully described in the proxy statement/prospectus (the “Proxy Statement”) relating to the Meeting.

The undersigned acknowledges receipt of the proxy statement/prospectus relating to the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the ordinary shares represented by properly executed and received proxies will be voted “FOR” all of the proposed resolutions to be presented at the meeting or any adjournment(s) or postponement(s) thereof for which the Company’s Board of Directors recommends a “FOR” vote. If no direction is made with respect to the Merger Proposal (as described on the reverse side), then: (i) if the undersigned acknowledges that he, she or it is not a PANW Affiliate (as described on the reverse side) by completing the box “YES” next to Item 1a on the reverse side, this proxy will be voted “FOR” the Merger Proposal, in accordance with the recommendation of the Company’s Board of Directors; and (ii) if the undersigned does not provide the foregoing acknowledgment, this proxy will not be voted on the Merger Proposal. If no direction is made with respect to the 2024 Share Incentive Plan Proposal (as described on the reverse side), this proxy will be voted “FOR” the 2024 Share Incentive Plan Proposal, in accordance with the recommendation of the Company’s Board of Directors.

IMPORTANT NOTE CONCERNING THE MERGER PROPOSAL (PROPOSAL 1): YOUR VOTE UNDER THIS PROXY WILL NOT BE COUNTED TOWARDS OR AGAINST THE MAJORITY REQUIRED FOR THE APPROVAL OF THE MERGER PROPOSAL IF YOU DO NOT INDICATE THAT YOU ARE NOT A PANW AFFILIATE BY COMPLETING THE BOX “YES” NEXT TO ITEM 1A ON THE REVERSE SIDE.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Any and all proxies heretofore given by the undersigned are hereby revoked.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL THE ENTIRE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR ORDINARY SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side